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                                                                   Exhibit 99.1

                            STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 10 day of July, 2000, by and among Herbert Tabin, a resident of Florida, and his assigns (hereinafter referred to as "Buyer"); and ROBBIE M. EFIRD, (hereinafter referred to as "Seller"), being a shareholder of NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation (hereafter referred to as "Company").

WHEREAS, Seller is the owner of record and beneficially owns One Million Nine Hundred Thousand (1,900,000) shares of the issued and outstanding shares of Common Stock of the Company (herein referred to as"Shares"); and

WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:


                                       I.

                         SALE AND PURCHASE OF THE SHARES

      1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase the Shares from Seller.

      1.2        Closing.   The purchase shall be consummated at  a closing
                 ("Closing") to take place at 9:00 o'clock a.m., at the offices of Network Systems International, Inc. on or about July 21, 2000 ("Closing Date").

      1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be a cash payment of One Million Fifty-Five Thousand Five Hundred Fifty Five Dollars ($1,055,555) payable to the Seller in certified funds. At the closing, the Purchase Price will be delivered and deposited with G. David Gordon & Associates, P.C., as escrow agent ("Escrow Agent"). If the Put Option described in Section 4.3 is exercised by the Company, the Escrow Agent will deliver the Purchase Price to the Company as the Seller's portion of the initial cash payment provided for therein. If the Put Option is not exercised by the Company prior to its expiration, the Escrow Agent will immediately release the Purchase Price to Seller.

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                                       II.

                         REPRESENTATIONS AND WARRANTIES

      2.1        Representations  and  Warranties  of  Seller.   Seller
                 represents and warrants to Buyer as follows:

                 (a) Title to the Shares. At Closing, Seller shall own of record and beneficially the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

                 (b) Authority. Seller has full power and lawful authority to execute and deliver this Agreement to which he is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Seller is a party constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which he is a party by Seller, nor the consummation and performance of the Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of his properties or assets are bound or affected.

                 (c) Full Disclosure. All statements of Seller contained in this Agreement and in any other written documents delivered by or on behalf of Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.


      2.2      Representations  and  Warranties  of  Buyer.    Buyer represents
               and warrants to Seller as follows:


                 (a) Authority. Buyer has full power and lawful authority to execute and deliver this Agreement to which Buyer is a party and to consummate and perform the Agreement as contemplated thereby. This Agreement to which Buyer is a party constitutes (or shall, upon execution, constitute) valid


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                       and legally binding obligations upon Buyer,
                       enforceable in accordance with their terms. Neither the execution and delivery of this Agreement to which Buyer is a party by Buyer, nor the consummation and performance of this Agreement contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of his properties or assets are bound or affected.

                 (b) Investment Intent. Buyer is acquiring the Shares for his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                                      III.

                                    COVENANTS

      3.1 Covenants of Seller. Seller covenants and agrees that from the date hereof to the Closing without the prior written consent of
               Buyer:

               (a) Maintain Books. Seller will use reasonable efforts, as its Chairman of the Board, to cause the Company to maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.


                 (b) Notice of Change. Seller will promptly advise Buyer in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company, in the event he becomes aware of any such circumstances.


                                       IV.

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE

The obligation of Buyer to close the transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

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      4.1      Compliance with Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

      4.2 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.


      4.3 Put Option. The Selling Shareholders (as that term is defined in the Stock Purchase Agreement among the Company and the Investors named therein dated July 10, 2000 (the "Initial Stock Purchase Agreement")) shall have entered into an agreement to provide the Company an option (the "Put Option") to require the Selling Shareholders to purchase all of the issued and outstanding shares of the Subsidiaries (as that term is defined in the Initial Stock Purchase Agreement) for a purchase price of three million dollars ($3,000,000), generally upon the terms and conditions set forth in Section 4.5 of the Initial Stock Purchase Agreement. Buyer acknowledges and agrees that the Company's ability to exercise the Put Option will be conditioned upon (1) compliance with the Company's Articles of Incorporation and Bylaws; (2) the Company obtaining all requisite corporate authorization with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (3) compliance with applicable laws with respect to the sale of all of the issued and outstanding capital stock of the Subsidiaries; (4) the Company's written commitment to reduce the Company's outstanding obligation under its revolving credit arrangement with Wachovia Bank, N.A., by three million dollars ($3,000,000); (5) the Company's written commitment to amend its Articles of Incorporation to change its name, to discontinue the use of the name "Network Systems International" and to transfer all rights to the "Network Systems International" name to Network Systems International of North Carolina, Inc. ("NSI-NC"); and (6) the Company's written commitment to transfer all benefits with respect to the right to receive future tax refunds to NSI-NC.

      4.4 Documents to be Delivered by Seller. Seller shall have delivered the following documents to the Escrow Agent to be held in escrow until delivery of the Purchase Price as provided in section 1.3.

               (a) Stock certificates representing all of the Shares, duly endorsed to Buyer in blank or accompanied by duly executed stock powers.

               (b) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

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                                       V.

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER TO CLOSE

The obligation of Seller to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

      5.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

      5.2 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

      5.3 Payments. Escrow Agent shall have received from Buyer the Purchase Price as provided in section 1.3.

      5.4 Closing of Sale of Newly Issued Company Shares. The Company shall have consummated the sale of 1,666,667 shares of newly issued common stock pursuant to the terms of the initial Stock Purchase Agreement.


                                       VI.

                 MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

      6.1 Modification. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

      6.2 Waivers. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

      6.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the
               Closing:

               (a)     By the mutual consent of Seller and Buyer;

               (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall have not have been satisfied by the closing date , in all material respects; or

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               (c)     By Seller, if the representations and warranties of Buyer
                       set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied by the closing date in all material respects.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefore.


                                      VII.

                                  MISCELLANEOUS


      7.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall by merged into the Closing.

      7.2 Binding Effect of the Agreement. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.


      7.3 Applicable Law. The Agreement are made pursuant to, and will be construed under, the laws of the State of North Carolina.

      7.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

          (a)  If to Seller, to:

                    Robbie M. Efird
                    200 North Elm Street
                    Greensboro, NC 27401
                    Telephone (336)-271-8400
                    Fax (336)-271-0852

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          (b)  If to Buyer, to:

                    G. David Gordon, Esquire
                    7633 East 63rd Place, Suite 210
                    Tulsa, OK   74133
                    Telephone:  (918) 254-4997
                    Fax: (918) 254-2988


      These addresses may be changed from time to time by written notice to the other parties.

      7.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

      7.6      Counterparts.   This  Agreement  may  be  executed  in
               counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

      7.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

      7.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

      7.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

      7.10 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection
               with the   consummation of all transactions contemplated by this
               Agreement

      7.11     Exhibits.   All of the following Exhibits to this Agreement are
               incorporated herein in the places referenced in this Agreement as if fully set forth herein.



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IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this
Agreement on the date first written above.


                                     "BUYER"

                                     /s/ Herbert Tabin
                                         Herbert Tabin

                                    "SELLER"

                                     /s/ Robbie M. Efird
                                         Robbie M. Efird


                                    "Escrow Agent"
                                    G. David Gordon & Associates, P.C.

                                    /s/ G. David Gordon
                                        G. David Gordon, President